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                    MOORMAN MANUFACTURING COMPANY
               PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            NOVEMBER 6, 1997

   The undersigned shareholder(s) of Moorman Manufacturing Company, an Illinois corporation ("the Company"), hereby appoint(s) Thomas M. McKenna and Alfred L. Williams, and each of them with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, and hereby authorize(s) them and each of them, to represent the undersigned and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the Blessing Conference Center, 28th and Chestnut Streets, Quincy, Illinois, at 10:00 a.m. on Monday, December 8, 1997, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, on the following proposals and any other matters coming before said meeting.

1.   Approval of the Agreement and Plan of Merger.

2. Approval, for tax purposes, of certain payments under the Change-of-Control Arrangements.

   THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE:   /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.   Approval of the Agreement and Plan of Merger:    FOR    AGAINST   ABSTAIN
                                                      / /      / /       / /

2.   Approval, for tax purposes, of certain payments   FOR    AGAINST   ABSTAIN
     under the Change-of-Control Arrangements:         / /      / /       / /


PLEASE INDICATE BELOW WHETHER YOU PLAN ON ATTENDING THE SPECIAL MEETING.

                      I PLAN TO ATTEND   I DO NOT PLAN TO ATTEND
                            / /                    / /

Shareholder Name(s) and Address(es):                 Number of Shares:_________
[insert]


Signature(s):   ______________________________      ___________________________

Date:            ______________________________      __________________________

Receipt of the Notice of the Special Meeting of Shareholders and accompanying Proxy Statement/Prospectus is hereby acknowledged.

CHANGE OF ADDRESS ON REVERSE SIDE:   / /

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.